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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   October 26, 2001
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                                BTI Telecom Corp.
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             (Exact name of registrant as specified in its charter)

     North Carolina                    333-41723               56-2047220
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(State or other jurisdiction          (Commission             (IRS Employer
    of incorporation)                 File Number)          Identification No.)

              4300 Six Forks Road, Raleigh, North Carolina          27609
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                (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code     (800) 849-9100
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Item 5. Other Events.

         Execution of First Supplemental Indenture. Attached as Exhibit 99.1 is the First Supplemental Indenture dated as of October 26, 2001 (the "First Supplemental Indenture"), between BTI Telecom Corp. ("BTI") and U.S. Bank Trust National Association (the "Trustee") to the Indenture dated as of September 22, 1997 (the "Original Indenture") under which BTI's 10-1/2% Senior Notes due 2007 (the "Notes") were issued. The First Supplemental Indenture was executed in conjunction with an offer to purchase (the "Tender Offer") all of BTI's outstanding Notes made on October 12, 2001 by Welsh, Carson, Anderson & Stowe VIII, L.P., a New York based private equity firm and one affiliated fund (together, "WCAS"). As part of the debt tender offer, WCAS also sought consents from the registered holders of the outstanding Notes to the adoption of certain amendments to the Original Indenture. The purpose of the solicitation and the amendments was to eliminate substantially all of the restrictive covenants and certain related provisions in the Original Indenture. On October 26, 2001, WCAS received the required number of consents as over a majority of the holders of the outstanding Notes tendered and consented to the amendments. The Trustee and the Company subsequently executed the First Supplemental Indenture. The amendments in the First Supplemental Indenture will not become operative until the date that the Notes, the tender of which represents the required number of consents, are accepted for payment pursuant to the terms of the Tender Offer (the "Acceptance Date"). The Original Indenture will remain in effect until the amendments become operative on the Acceptance Date.

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Item 7. Financial Statements and Exhibits.

(c)   Exhibits

      99.1 The First Supplemental Indenture, dated as of October 26, 2001, between BTI Telecom Corp. and U.S. Bank Trust National Association to the Indenture dated as of September 22, 1997

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          BTI Telecom Corp.

Date   November 8, 2001                   By:   /s/ Anthony M. Copeland
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                                              Anthony M. Copeland
                                              Executive Vice President and
                                              General Counsel

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